SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



               Date of earliest event reported: July 24, 1997



                            PRESIDENT CASINOS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              Delaware            0-20840           51-0341200
          ---------------    ----------------    ----------------
          (State or other    (Commission File    (I.R.S. Employer
          jurisdiction of         Number)         Identification
           organization)                              Number)


           802 North First Street, St. Louis, Missouri    63102
         ---------------------------------------------------------
            (Address of principal executive offices)    (Zip code)

                              (314) 622-3000
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             (Registrant's telephone number, including area code)

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Item 2.  Acquisition or Disposition of Assets.

    On July 24, 1997, President Casinos, Inc., a Delaware corporation (the "Company"), completed the acquisition for approximately $40.5 million of certain real estate and improvements located on the Gulf Coast in Biloxi, Mississippi (the "Biloxi Property") from J. Edward Connelly Associates, Inc., a Pennsylvania corporation ("JECA"), pursuant to the terms of a Redemption Agreement dated as of July 22, 1997 (the "Redemption Agreement") by and among JECA, Broadwater Hotel, Inc., a Mississippi corporation and the wholly-owned subsidiary of the Company ("BHI"), and President Broadwater Hotel, L.L.C., a Mississippi limited liability company formed by JECA and BHI for purposes of the transaction (the "LLC"). JECA is controlled by John E. Connelly, the Chairman of the Board of the Company and the beneficial owner of approximately 32% of the Company's outstanding common stock.

  The Biloxi Property comprises approximately 260 acres and includes the Broadwater Resort and Broadwater Tower hotels which have an aggregate of over 500 rooms, the 138-slip Broadwater Marina and the adjacent 18-hole Sun Golf Course. The Biloxi Property is the site of the casino operations of The President Riverboat Casino-Mississippi, Inc., a wholly-owned subsidiary of the Company ("President Mississippi"), which previously leased the Biloxi Property from JECA under a long-term lease arrangement. In connection with the transaction, President Mississippi entered into an amended and restated lease agreement with the LLC with respect to a portion of the Biloxi Property and the Company has executed an unconditional guaranty of President Mississippi's obligations under the amended and restated lease.

  Prior to the closing of the transactions contemplated by the Redemption Agreement, JECA, the successor by merger to BH Acquisition Corporation, a Mississippi corporation, was the sole owner of the Biloxi Property. In connection with the formation of the LLC, JECA transferred its interest in the Biloxi Property to the LLC as a capital contribution in exchange for the sole outstanding membership interest in the LLC. Pursuant to the Redemption Agreement, BHI made a capital contribution of $5.0 million to the LLC in exchange for the Class A Unit of the LLC as described in the Amended and Restated Limited Liability Company Operating Agreement of the LLC (the "Amended Operating Agreement"). Simultaneously with BHI's acquisition of the Class A Unit, the LLC redeemed JECA's existing membership interest in the LLC in exchange for the payment by the LLC to JECA of $30.5 million and the issuance by the LLC to JECA of the Class B Unit of the LLC as described in the Amended Operating Agreement.

  The LLC is obligated to redeem the Class B Unit from JECA for a redemption price of $10.0 million (the "Redemption Price") on the date on which the Indebtedness (as hereinafter defined) is fully and finally discharged and the mortgage securing the Indebtedness is released. In addition, the Class B Unit entitles JECA to a Priority Return with respect to each Priority Return Period equal to the product of the Priority Return Percentage, the Redemption Price and the number of days in such Priority Return Period, divided by the number of days in the calendar year of which such Priority Return Period is a part. "Priority Return Percentage" means, with respect to a given Priority Return

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Period, a percentage per annum equal to the greater of (i) eight and three-
fourths percent (8.75%) or (ii) a percentage equal to four percent (4%) plus LIBOR. "Priority Return Period" means (i) with respect to the first Priority Return to be distributed by the LLC, the period commencing on July 24, 1997 and continuing through August 31, 1997, and (ii) with respect to the calculation of each subsequent Priority Return distribution, the calendar month or portion thereof with respect to which such Priority Return is to be distributed. "LIBOR" means, with respect to a given Priority Return Period, the rate per annum (rounded upwards, if not already in even one-sixteenths of one percent, to the nearest one-sixteenth of one percent) published in the Money Rates section of "The Wall Street Journal" for the date which is two (2) LIBOR Business Days prior to the first day of such Priority Return Period, as the London Interbank Offered Rate for U.S. dollar deposits having designated maturity of one (1) month (or if such publication shall cease to be publicly available or if the information contained in such publication, in JECA's judgment, shall cease to accurately reflect such London Interbank Offered Rate, then JECA may select any publicly available source of similar market data that, in JECA's sole judgment, accurately reflects such London Interbank Offered Rate). "LIBOR Business Day" means any day that is not a Saturday, Sunday or a day on which banks in the City of London, England are required or permitted to be closed for interbank or foreign exchange transactions.

  In order to finance its redemption of JECA's existing membership interest in the LLC, the LLC borrowed from Lehman Brothers Holders, Inc. (the "Lender") the sum of $30.0 million, evidenced by a non-recourse promissory note from the LLC to the Lender (the "Indebtedness"). In addition, the LLC shall pay to the Lender a loan fee in the amount of $7.0 million (the "Loan Fee") which shall be fully earned and nonrefundable when due; provided, however, that if the Indebtedness shall be repaid in full on or before September 30, 1998, then the Loan Fee shall be reduced to $5.5 million. Except as set forth in the promissory note and related security documents, the LLC's obligations under the Indebtedness are nonrecourse and secured by the Biloxi Property and improvements and leases thereon. The Company has agreed to indemnify the Lender from and against and to guarantee payment to the Lender of any items for which the LLC is personally liable and for which Lehman has recourse against the LLC under the terms of the promissory note or related security documents. Additionally, President Mississippi has agreed to indemnify Lehman with respect to certain hazardous wastes on, in, or under the Biloxi Property. The Indebtedness bears interest at a rate per annum equal to the greater of
(i) eight and three-fourths percent (8.75%) or (ii) a rate equal to four percent (4%) plus LIBOR. "LIBOR" means a rate effective for each "Interest Period" equal to the rate per annum (rounded upwards, if not already in even one-sixteenths of one percent, to the nearest one-sixteenth of one percent) published in the Money Rates section of "The Wall Street Journal" for the date which is two (2) "LIBOR Business Days" prior to the first day of such Interest Period, as the London Interbank Offered Rate for U.S. dollar deposits having designated maturity of one (1) month (or if such publication shall cease to be publicly available or if the information contained in such publication, in the Lender's judgment, shall cease to accurately reflect the London Interbank Offered Rate, then the Lender may select any publicly available source of similar market data that, in the Lender's sole judgment, accurately reflects

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such London Interbank Offered Rate).  "LIBOR Business Day" means any day that is not a Saturday, Sunday or a day on which banks in the City of London, England are required or permitted to be closed for interbank or foreign exchange transactions. "Interest Period" means (i) with respect to the calculation of the first payment of interest due under the Indebtedness, the period commencing on July 22, 1997 and continuing through July 31, 1997, and
(ii) with respect to the calculation of each subsequent payment of interest due under the Indebtedness, the calendar month or portion thereof with respect to which such interest is due and payable. The LLC is obligated under the Indebtedness to make monthly payments of interest accruing under the Indebtedness, and to repay the Indebtedness in full on July 22, 2000.

  The foregoing description is qualified in its entirety by the complete text of the Redemption Agreement and related documents included as exhibits to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Pursuant to Item 7(a)(4) of Form 8-K, Registrant will file the required financial statements of the acquired business and pro forma financial information as soon as is practicable, but no later than 60 days after the date on which this report is required to be filed.

(b)  Pro forma financial information. See Item 7(a) above.

(c)  Exhibits.  See Exhibit Index.

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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 7, 1997

                                 PRESIDENT CASINOS, INC.

                                 By: /s/ James A. Zweifel
                                 -------------------------------------------
                                 James A. Zweifel, Vice President
                                 and Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit
Number     Description

   2.1 Promissory Note dated July 22, 1997, by and between President Broadwater Hotel, L.L.C. and Lehman Brothers Holdings Inc.

   2.2 Redemption Agreement dated July 22, 1997, by and among J. Edward Connelly Associates, Inc. and President Broadwater Hotel, L.L.C. and Broadwater Hotel, Inc.

   2.3 Indemnity Agreement dated July 22, 1997, by President Broadwater Hotel, L.L.C., President Casinos, Inc. and The President Riverboat Casino-Mississippi, Inc., jointly and severally, in favor of Lehman Brothers Holdings Inc.

   2.4 Indemnity and Guaranty Agreement dated July 22, 1997, by President Casinos, Inc. and The President Casino Riverboat Casino-Mississippi, Inc. in favor of Lehman Brothers Holdings Inc.

   2.5 Unconditional Guaranty of Lease Obligations dated July 22, 1997, by President Casinos, Inc.

   2.6 Amended and Restated Limited Liability Company Operating Agreement, dated as of July 22, 1997, by and between J. Edward Connelly Associates, Inc. and Broadwater Hotel, Inc.

  99.1 Excerpts from Updated Summary Appraisal-Broadwater Beach Hotel dated as of April 1, 1997, by Hospitality Valuation Services, a division of Hotel Consulting Services, Inc.

  99.2     Press Release dated July 24, 1997.